UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Egalet Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EGALET CORPORATION

600 Lee Road, Suite 100

Wayne, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Egalet Corporation, a Delaware corporation. The meeting will be held on Wednesday, June 15, 2016 at 9:00 a.m. local time at the Embassy Suites at 888 Chesterbrook Boulevard, Wayne, PA 19087 for the following purposes:

1.	To elect the Board of Directors’ nominees, Mr. Timothy P. Walbert and Mr. Gregory Weaver, to hold office until the 2019 Annual Meeting of Stockholders;
2.

To approve an Amendment to the Egalet Corporation 2013 Stock‑Based Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance thereunder by 2,600,000 shares;

3.	To approve the adoption of Egalet Corporation Employee Stock Purchase Plan and the reservation of 750,000 shares of our common stock available for issuance thereunder;
4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement.

The record date for the Annual Meeting is April 18, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on

Wednesday, June 15, 2016 at 9:00 a.m. local time at the Embassy Suites at

888 Chesterbrook Boulevard, Wayne PA 19087.

The proxy statement and annual report to stockholders

are available at www.proxyvote.com.

By Order of the Board of Directors

Stan Musial Executive Vice President, Chief Financial Officer & Secretary

Wayne, Pennsylvania

April 25, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

On November 26, 2013, Egalet Corporation acquired all of the outstanding shares of Egalet Limited (“Egalet UK”). As a result, Egalet UK became a wholly‑owned subsidiary of Egalet Corporation, and the former shareholders of Egalet UK received shares of Egalet Corporation (the “Share Exchange”). Unless the context indicates otherwise, as used in this proxy statement, the terms “Egalet,” “we,” “us,” “our,” “our company” and “our business” refers to the Company for all periods subsequent to the Share Exchange, and to Egalet UK for all periods prior to the Share Exchange.

EGALET CORPORATION

600 Lee Road, Suite 100

Wayne, PA 19087

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2016

ABOUT THE MEETING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Egalet Corporation (also referred to as “we,” “us,” “Egalet,” and the “Company”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 28, 2016 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Wednesday, June 15, 2016 at 9:00 a.m. local time at the Embassy Suites at 888 Chesterbrook Boulevard, Wayne, PA 19087. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 18, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 25,085,554 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 18, 2016 your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on April 18, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

Proposal 1: Election of Timothy P. Walbert and Gregory Weaver to serve as Class C directors for a three‑year term.

Proposal 2: Approval of an amendment (the “Amendment”) to the Egalet Corporation 2013 Stock‑Based Incentive Plan, as amended (the “Stock Plan”) to increase the number of shares of our common stock available for issuance thereunder by 2,600,000 shares. A copy of the Amendment to the Stock Plan and the Stock Plan are attached to this Proxy Statement as Annexes A-1 and A-2, respectively.

Proposal 3: Approval of the adoption of the Egalet Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). A copy of the Employee Stock Purchase Plan is attached to this Proxy Statement as Annex B.

Proposal 4: Ratification of the selection by the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the proposal to elect Mr. Walbert and Mr. Weaver to the Board, you may either vote “For” or you may “Withhold” your vote, in each case, for all, some or none of the Board’s nominees. For the proposal to approve the Amendment, you may vote “For” or “Against” or abstain from voting. For the proposal to approve the adoption of the Employee Stock Purchase Plan , you may vote “For” or “Against” or abstain from voting. For the proposal to ratify the selection of Ernst & Young LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	In Person: To vote in person, come to the Annual Meeting. Ballots will be available.
•

By Mail:  To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

By Telephone:  To vote over the telephone, dial toll‑free 1‑800‑690‑6903 using a touch‑tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 14, 2016 to be counted.

•

Via the Internet:  To vote through the internet, go to www.proxyvote.com and follow the on‑screen instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on June 14, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 18, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

See “What are broker non‑votes?” below.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of each of Mr. Walbert and Mr. Weaver as directors, “For” the approval of the Amendment to the Stock Plan, “For” the adoption of the Employee Stock Purchase Plan and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholder proposals intended to be presented at the 2017 Annual Meeting of Stockholders must be received by us no later than December 26, 2016 in order to be considered for inclusion in our annual meeting Proxy Statement next year. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Stockholders who wish to submit a proposal not intended to be included in our annual meeting Proxy Statement but to be presented at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by our bylaws to provide notice of such proposal or nomination no later than the close of business on April 16, 2017, but no earlier than the close of business on March 17, 2017, to be considered for a vote at next year’s annual meeting. Any proposal, nomination or notice must contain the information required by our bylaws and be delivered to our principal executive offices at Egalet Corporation c/o Corporate Secretary, 600 Lee Road, Suite 100, Wayne, PA 19087.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect each of Mr. Walbert and Mr. Weaver, votes “For,” “Withhold” and broker non‑votes; with respect to the proposal to approve the Amendment to the Stock Plan, votes “For” and “Against,” abstentions and, if applicable, broker non‑votes; with respect to the proposal to approve the adoption of the Employee Stock Purchase Plan, votes “For” and “Against,” abstentions and, if applicable, broker non‑votes; and, with respect to the proposal to ratify the selection of Ernst & Young LLP, votes “For” and “Against,” abstentions and, if applicable, broker non‑votes. Abstentions will have the same effect as an “Against” vote for the proposal to ratify the selection of Ernst & Young LLP and the proposals to approve the Amendment to the Stock Plan and the adoption of the Employee Stock Purchase Plan. Because a director nominee is elected by the affirmative vote of the holders of a plurality of the shares of common stock voted, abstentions will have no effect on the vote for the proposal to elect each of Mr. Walbert and Mr. Weaver. Broker non‑votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non‑votes”?

Broker non‑votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non‑routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non‑routine” matters. Under the rules and interpretations of NASDAQ, “non‑routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the amendment to the Stock Plan and the Employee Stock Purchase Plan, as well as the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

•	For the elections of Mr. Walbert and Mr. Weaver, a plurality of the votes cast will be required for election. Only votes “For” or “Withheld” will affect the outcome.
•

To be approved, the Amendment to the Stock Plan to increase the number of shares of our common stock available for issuance thereunder by 2,600,000 shares must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

•

To be approved, the adoption of the Employee Stock Purchase Plan must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

•

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non‑votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 25,085,554 shares outstanding and entitled to vote. Thus, the holders of 12,542,778 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non‑votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8‑K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8‑K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to publish the final results.

Who can help answer your questions?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Executive Vice President, Chief Financial Officer and Secretary, Stan Musial, at 600 Lee Road, Suite 100, Wayne, PA 19087.

Annual Report

On written request, we will provide, without charge, a copy of our Annual Report on Form 10‑K (including a list briefly describing the exhibits thereto), filed with the SEC, to any record holder or beneficial owner of its common stock on the record date or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our chief financial officer at the address set forth above.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1

Election of Directors

Our Board is divided into three classes: Class A, Class B and Class C, with each class serving a three‑year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors that may serve on the Board, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has six members. The following table sets forth information regarding each of our directors whose term of office will continue after the Annual Meeting and the Board’s nominee as of April 18, 2016:

Name	Age	Position
Timothy P. Walbert	49	Chairman of the Board of Directors
Gregory Weaver	60	Director
Robert Radie	52	Director, President and Chief Executive Officer
Jean‑François Formela, M.D.	59	Director
Nicholas C. Nicolaides, Ph.D.	50	Director
John E. Osborn	58	Director

Mr. Walbert and Mr. Weaver, the nominees listed below, are currently directors of the Company. If elected at the Annual Meeting, each would serve until the 2019 Annual Meeting and his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. Our directors are expected to attend our Annual Meeting, either in person or telephonically.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, each of Mr. Walbert and Mr. Weaver will be elected if he receives a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of both Mr. Walbert and Mr. Weaver. If Mr. Walbert or Mr. Weaver becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for him will instead be voted for the election of a substitute nominee proposed by our Board. Mr. Walbert and Weaver have each agreed to serve if elected. Our management has no reason to believe that either Mr. Walbert or Mr. Weaver will be unable to serve.

CLASS C NOMINEES FOR ELECTION FOR A THREE‑YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

Timothy P. Walbert.  Mr. Walbert has served as a member of the Board since March 2014 and as Chairman of the Board since June 2015. Mr. Walbert has been president and chief executive officer of Horizon Pharma since June 2008 and the chairman of the board of directors since April 2010. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a public biopharmaceutical company which was acquired by Takeda America Holdings, Inc. in June 2009. Prior to that, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a public biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, where he led the global development and launch of the multi-indication biologic HUMIRA which exceeded $14.0 billion in sales in 2015 and divisional vice president, global cardiovascular strategy at Abbott, now AbbVie. Mr. Walbert received his B.A. in business from Muhlenberg College in Allentown, Pennsylvania. Mr. Walbert sits on the boards of directors of XOMA Ltd, a public biotechnology company, Sucampo Pharmaceuticals, Inc., a public biopharmaceutical company, the Pharmaceutical Research and Manufacturers of America (PhRMA), the Biotechnology Industry Organization (BIO), World Business Chicago (WBC), the Greater Chicago Arthritis Foundation and the Illinois Innovation Council and serves as the chairman of the the Illinois Biotechnology Industry Organization (iBIO). Mr. Walbert is also a member of the Illinois Innovation Council. Mr. Walbert previously served on the board of directors of Raptor Pharmaceuticals Corp., a public biopharmaceutical company, from 2010 to 2014. Mr. Walbert was appointed by Illinois Governor Pat Quinn in 2013 to the Illinois Innovation Council. The Board believes Mr. Walbert’s perspective and experience in senior management and board positions with companies in our industry, as well as his educational background, provide him with the qualifications and skills necessary to serve as a director.

Gregory Weaver.  Mr. Weaver has served as a member of the Board since February 2014. Since November 2015, Mr. Weaver has served as the Chief Financial Officer of Prometic Life Sciences, Inc., a biopharmaceutical company focused on bioseparation, plasma-derived therapeutics and small-molecule drug development, and from January 2015 to October 2015 served as the Executive Vice President and Chief Financial Officer of Oryzon Genomics, S.A. From November 2014 to December 2014, Mr. Weaver worked as a consultant. From August 2013 until October 2014, Mr. Weaver has served as the Chief Financial Officer, Senior Vice President, Treasurer and Corporate Secretary of Fibrocell Science, Inc., a publicly held cell therapy company. From June 2011 to July 2013, Mr. Weaver served as Senior Vice President and Chief Financial Officer of Celsion Corporation, a publicly held biotechnology company, and was a director and chairman of the audit committee of Celsion’s Board of Directors from 2005 to 2011. From February 2009 to September 2010, Mr. Weaver served as Senior Vice President and Chief Financial Officer of Poniard Pharmaceuticals, a public oncology drug development company. Mr. Weaver currently serves on the board of directors and audit committee, and is the chairman of the compensation committee, of Atossa Genetics, a publicly held diagnostics company, and also served as a director and chairman of the audit committee of SCOLR Pharmaceuticals, a public drug delivery company, from 2007 to 2009. Mr. Weaver is a certified public accountant and received an M.B.A. from Boston College and a B.S. in accounting from Trinity University. The Board believes Mr. Weaver’s perspective and experience in senior management positions with drug development companies, as well as his educational background, provide him with the qualifications and skills necessary to serve as a director.

THE BOARD OF UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ITS NOMINEES.

CLASS A DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Nicholas C. Nicolaides, Ph.D.  Dr. Nicolaides has served as a member of the Board since April 2015. Dr. Nicolaides is the President, Chief Executive Officer and co‑founder of Morphotek® Inc., a biopharmaceutical company specializing in the development of protein and antibody therapeutics through the use of a proprietary gene evolution technology. He has served as President and CEO of Morphotek since its founding in 2000. Morphotek was acquired by Eisai, Co. Ltd. of Japan in 2007 and continues to operate as an autonomous subsidiary. Morphotek has developed a pipeline of therapeutic antibodies in the areas of cancer, inflammation and infectious disease. Dr. Nicolaides is a trained molecular geneticist and has authored over 50 peer‑reviewed scientific papers on the molecular and genetic basis of cancer and respiratory diseases and holds over 50 issued patents. He received a B.S. in Biology from St. Joseph’s University, Philadelphia, PA, a Ph.D. in genetics from Thomas Jefferson University, Philadelphia, PA and a Fellowship in oncology from Johns Hopkins University, Baltimore, MD. While at Johns Hopkins, his research resulted in the discovery of the genetic cause of one of the most common forms of inherited cancer and the development of Morphotek’s platform technology called morphogenics. He has been recognized by R&D Directions’ as one of the Top 20 Most Notable People in Research and Development and received the Ernst & Young’s Entrepreneur of the Year award as well as the Pennsylvania Governor’s Entrepreneur Impact Award for his successful accomplishments in founding and expanding Morphotek’s product pipeline and operations. He currently serves as an ad hoc reviewer for several immunology and cancer research journals; is a member of the American Association for Cancer Research and New York Academy of Sciences; and serves on the Dean’s Advisory Board of St. Joseph’s University’s. The Board believes Dr. Nicolaides’ perspective and experience in senior management and board positions with companies in our industry, as well as his educational background, provide him with the qualifications and skills necessary to serve as a director.

John E. Osborn.  Mr. Osborn has served as a member of the Board since April 2015. Mr. Osborn currently serves as a Senior Advisor in the Corporate & Government Regulatory Practice Groups with the law firm Hogan Lovells US LLP, a position he has held since December 2013, and as an Executive-in-Residence/Industry Advisor with the Healthcare and Consumer Group of the global private equity firm Warburg Pincus, a position he has held since August 2013. He also holds a faculty appointment as an affiliate professor of law at the University of Washington, Seattle, a position he has held since April 2012. From June 2012 to March 2013, he was the Senior Vice President of Global Corporate Affairs at Onyx Pharmaceuticals, Inc., a biopharmaceutical company focused on developing and marketing cancer therapeutics. From August 2011 to June 2012, he served in various senior management and advisory positions with Dendreon Corporation, a biotechnology company focused on manufacturing and marketing an innovative oncology immunotherapy, including as Executive Vice President, General Counsel & Secretary. From August 2010 to February 2011, he was the Executive Vice President & General Counsel of US Oncology, Inc., a Fortune 1000 physician management and oncology services company, where he worked prior to and immediately following its acquisition by McKesson Corporation. Mr. Osborn was nominated by President George W. Bush and confirmed by the Senate as a member of the United States Advisory Commission on Public Diplomacy, where he served from 2008 to 2011. During 2008, he also was a visiting research fellow with the Centre for Socio‑Legal Studies at the University of Oxford, and a visiting senior member of Wadham College, Oxford. Prior to that, Mr. Osborn was the Executive Vice President, General Counsel & Secretary of Cephalon, Inc., a Fortune 1000 biopharmaceutical company, where he worked from 1997 to 2008. Mr. Osborn serves on the corporate advisory board of QPID Health, Inc., a healthcare information technology company, and on the Leadership Council of the University of Michigan Life Sciences Institute. He earned a B.A. in economics and history from the University of Iowa, a M.I.P.P. from The Johns Hopkins University, and a J.D. from the University of Virginia, and was a visiting fellow in politics at Princeton University. The Board believes that Mr. Osborn’s experience in senior management positions with leading biopharmaceutical and healthcare companies, and his background in matters involving law, compliance, public policy and business transactions, provide him with the qualifications and skills necessary to serve as a director of the Company.

CLASS B DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Jean‑François Formela, M.D.  Dr. Formela has served as a member of the Board since September 2010 served as chair from March 2012 until June 2015. He is currently a partner at Atlas Venture, an early stage venture capital firm focused on investments in biological and drug discovery technologies, and has served in such capacity since joining Atlas Venture in 1993. He also serves on the board of directors of RaNA Therapeutics, Inc., which he co‑founded, and serves on the board of directors of the following privately held companies: Ataxion, Inc., F-star Beta Ltd., Intellia Therapeutics, Inc., Navitor Pharmaceuticals, Inc., Spero Therapeutics, LLC and ZappRx, Inc. Within the last five years, Dr. Formela has also served on the boards of directors of the following public companies: ARCA biopharma, Inc., Horizon Pharma, Inc. and Achillon Pharmaceuticals, Inc. Prior to joining Atlas Venture, Dr. Formela served as a senior director of medical marketing and scientific affairs at Schering‑Plough Corporation, a pharmaceutical company which merged with Merck & Co., Inc.. Dr. Formela began his career as a medical doctor and practiced emergency medicine at Necker University Hospital in Paris. Dr. Formela is a member of the Massachusetts General Hospital Research Advisory Council and a trustee of the Boston Institute of Contemporary Art. He received his M.D. from the Paris University School of Medicine and his M.B.A. from Columbia University. The Board believes Dr. Formela’s perspective and experience as an investor and board member in the life sciences industry, as well as his medical practice, combined with his educational background, provides him with the qualifications and skills to serve as a director.

Robert Radie.  Mr. Radie is our President and Chief Executive Officer and a member of the Board, positions he has held since March 2012. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2008 to December 2008, Mr. Radie was unemployed. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company, and as a director of Affinium Pharmaceuticals, Ltd. from July 2012 to March 2014, when a majority of Affinium’s assets were acquired by a third party. Mr. Radie is currently a member of the board of directors of Paratek Pharmaceuticals (NASDAQ: PRTK), a position he has held since November 2014, and also serves as a director of Horse Power For Life, a non‑profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2007. Mr. Radie received his B.S. in Chemistry from Boston College. The Board believes Mr. Radie’s perspective and experience as our President and Chief Executive Officer, as well as his depth of operating and senior management experience in our industry and educational background, provide him with the qualifications and skills to serve as a director.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

The Board has undertaken a review of the independence of our directors and has determined that all directors except Mr. Radie are independent within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market listing rules. Mr. Radie is not an independent director under these rules because he is our Chief Executive Officer.

Board Leadership Structure

The Board has appointed Mr. Walbert Chairman of the Board. The Chairman has the authority, among other things, to preside over Board meetings, to set meeting agendas and to perform all other duties delegated to him from time to time by the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and Ernst & Young LLP, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk‑taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

Meetings of the Board of Directors

The Board met five times during the 2015 fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served held during 2015 or the portion thereof for which they were directors or committee members. Each of our directors attended our 2015 Annual Meeting of Stockholders in person, other than Mr. Weaver, who attended via teleconference.

Information Regarding Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information as of December 31, 2015 for each of these Board committees. From time to time, our Board and committees also take action by written consent without a meeting. Each of our Board committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Nominating and
Corporate
Name	Audit	Compensation	Governance
Robert Radie
Timothy P. Walbert	X	X*
Jean-François Formela, M.D.		X	X
Gregory Weaver	X*	X
Nicholas C. Nicolaides, Ph.D.			X
John E. Osborn	X		X*

*Committee Chairperson

Audit Committee

Our Audit Committee consists of Mr. Weaver, Mr. Walbert and Mr. Osborn, each of whom satisfies the independence requirements under NASDAQ Global Market listing standards and Rule 10A‑3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our Audit Committee is Mr. Weaver, whom, along with Mr. Walbert, our Board has determined to be an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee held seven meetings in 2015.

The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:

•	hiring the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and monitoring its independence and performance;
•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•	pre‑approving all audit services and permissible non‑audit services provided by our independent registered public accounting firm;
•	reviewing the significant accounting and reporting principles to understand their impact on our consolidated financial statements;
•	reviewing our internal financial, operating and accounting controls with management and our independent registered public accounting firm;
•

reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Conduct;

•

establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving related‑party transactions;
•	primary responsibility for overseeing our risk management function; and
•	reviewing and evaluating, at least annually, our Audit Committee’s charter.

With respect to reviewing and approving related‑party transactions, our Audit Committee reviews related‑party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related‑party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related‑party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to the committee or the full Board any potential conflict of interest or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any potential conflict of interest or personal interest in a transaction to the Audit Committee. We also poll our directors and executive officers on an annual basis with respect to related‑party transactions and their service as an officer or director of other entities. Any director involved in a related‑party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. As noted above, the Board has determined that Messrs. Weaver and Walbert each qualify as an Audit Committee financial expert, as defined in Item 407(d)(5) of Regulation S‑K promulgated under the Securities Act, and has financial sophistication in accordance with the NASDAQ Stock Market listing rules. The Board has adopted a charter for the Audit Committee that complies with NASDAQ Stock Market listing rules. The charter is available on our website at www.egalet.com.

Report of the Audit Committee of the Board of Directors

The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2015 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communication With Audit Committees” (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements, with Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2015. The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with Ernst & Young LLP their independence from us. We have also considered whether the non‑audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2015.

The foregoing report has been furnished by the Audit Committee.

Mr. Gregory Weaver
Mr. Timothy P. Walbert
Mr. John E. Osborn

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Compensation Committee

Our Compensation Committee consists of Mr. Walbert, Mr.Weaver and Dr. Formela, each of whom our Board has determined to be independent under The NASDAQ listing standards, a “non‑employee director” as defined in Rule 16b‑3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Mr. Walbert. The Compensation Committee held five meetings in 2015.

The primary purpose of our Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•	designing and implementing competitive compensation policies to attract and retain key personnel;
•	reviewing and formulating policy and determining the compensation of our executive officers and employees;
•	reviewing and recommending to the Board the compensation of our directors;
•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;
•

if required from time to time, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.

The Board has adopted a charter for the Compensation Committee that complies with NASDAQ Stock Market listing rules. The charter is available on our website at www.egalet.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or served during fiscal year 2015, on the Compensation Committee or Board of Directors of any other entity that has one or more officers serving as a member of the Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Osborn, Dr. Formela and Dr. Nicolaides, each of whom our Board has determined to be independent under The NASDAQ listing standards. The chairperson of our Nominating and Corporate Governance Committee is Mr. Osborn. The Nominating and Corporate Governance Committee held one meeting in 2015.

The primary purpose of our Nominating and Corporate Governance Committee is to assist the Board in promoting our best interests of and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating and Corporate Governance Committee includes, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board;
•	determining the minimum qualifications for service on our board;
•	developing and recommending to our board an annual self‑evaluation process for our board and overseeing the annual self‑evaluation process;
•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and
•	periodically reviewing and evaluating our Nominating and Corporate Governance Committee’s charter.

The Board has adopted a charter for the Nominating and Corporate Governance Committee that complies with NASDAQ Stock Market listing rules. The charter is available on our website at www.egalet.com.

While the Nominating and Corporate Governance Committee does not have a formal diversity “policy”, it values diversity in the membership of the Board and seeks Board candidates that represent diversity in all aspects, including the diversity of their background and their array of talents and perspectives. We believe that the Nominating and Corporate Governance Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion, or ethnicity. The Nominating and Corporate Governance Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including our executive officers. In addition, the Nominating and Corporate Governance Committee considers candidates recommended by third parties, including stockholders. The Nominating and Corporate Governance Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long‑term objectives, should be willing and able to contribute positively to our decision‑making process, should have a commitment to understand the Company and our industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 600 Lee Road, Suite 100, Wayne, PA 19087 no earlier than the close of business on March 17, 2017, and no later than the close of business on April 16, 2017. Submissions must be made in accordance with our bylaws and must include the full name and business address of the proposed nominee, a description of the proposed nominee’s principal occupation or employment, the class and series and number of shares of our stock owned by such person, and a description of all arrangements or understandings between the stockholder and each nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Please refer to Article II of our Amended and Restated Bylaws for a description of the formal process to recommend director candidates to the Nominating and Corporate Governance Committee.

Stockholder Communications with the Board of Directors

We do not have a formal process related to stockholder communications with the Board. However, we strive to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If you wish to send a communication to the Board, its Chair or the Chair of any committee, please send your communication to our Secretary at Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087, who will forward all appropriate communications as requested.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.egalet.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Director Compensation

The Board has adopted a formal non‑employee director compensation policy. Each non‑employee director will receive an annual cash retainer in the amount of $40,000, payable in equal quarterly installments in arrears on the last day of the fiscal quarter in which such service occurred. Additional annual cash retainers will be paid on the same schedule to (i) the chair of the Board in the amount of $40,000, (ii) the chair of the Audit Committee in the amount of $20,000, (iii) the chair of the Compensation Committee in the amount of $15,000, (iv) the chair of the Nominating and Corporate Governance Committee in the amount of $7,500, (v) each other member of the Audit Committee in the amount of $10,000, (vi) each other member of the Compensation Committee in the amount of $5,000 and (vii) each other member of the Nominating and Corporate Governance Committee in the amount of $4,000.

In addition to the payment of annual cash retainers, the policy provides for grants to non-employee directors of options to purchase shares of our common stock pursuant to the terms and conditions of the Stock Plan.   Each non‑employee director will be granted an option covering $133,000 worth of shares of our common stock (based on the Black-Scholes value of our common stock) on his initial election to the Board, which shares will vest in 25% increments on each of the first four anniversaries of the grant date.  In addition, each non‑employee director will be granted an option covering $93,000 worth of shares of our common stock (based on the Black-Scholes value of our common stock) at each Annual Meeting, 100% of which will vest on the first anniversary of the grant date.

The table below summarizes the compensation paid by the Company to each non‑employee director for the year ended December 31, 2015. Dr. Nicolaides and Mr. Osborn joined the Board in April 2015.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)
Timothy P. Walbert	66,925	77,246	144,171
Gregory Weaver	52,775	77,246	130,021
Nicholas Nicolaides, Ph.D.	28,331	234,298	262,629
John E. Osborn	34,575	234,298	268,873
Jean-François Formela, M.D.	—	—	—

(1)

The amounts shown in this column reflect the grant date fair value of option awards issued to Egalet’s non‑employee directors during 2015 calculated in accordance with the provisions of ASC Topic 718 and assumes no forfeiture rate. See the assumptions used in the Black‑Scholes model in the notes to the audited financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2015.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 18, 2016. Biographical information for our President, Chief Executive Officer and Director Mr. Radie is included above with the director biographies under the caption, “Class B Directors Continuing in Office Until the 2018 Annual Meeting.”

Name	Age	Position
Robert Radie	52	Director, President and Chief Executive Officer
Stan Musial	55	Executive Vice President, Chief Financial Officer and Secretary
Mark Strobeck, Ph.D.	45	Executive Vice President and Chief Operating Officer
Jeffrey M. Dayno, M.D.	59	Chief Medical Officer
Karsten Lindhardt, Ph.D.	44	Senior Vice President, Research and Development

Stan Musial.  Mr. Musial has served as our Chief Financial Officer since April 2013, as our Secretary since September 2013 and as an Executive Vice President since December 2015. From June 2011 to March 2013, Mr. Musial was self‑employed, acting as an independent consultant in the fields of financial management and accounting services. From January 2005 to May 2011, Mr. Musial served as Chief Financial Officer of Prism Pharmaceuticals, Inc., a specialty pharmaceutical and drug development company. Prior to joining Prism Pharmaceuticals, Mr. Musial was Vice President, Finance, and Chief Financial Officer for Strategic Diagnostics, Inc., a publicly‑held biotechnology company, from 2002 to 2004. Mr. Musial began his career with KPMG LLP, a professional services company. Mr. Musial received a B.S. in Accounting from the Pennsylvania State University and an M.B.A. from Temple University. He is a Certified Public Accountant in the Commonwealth of Pennsylvania.

Mark Strobeck, Ph.D.  Dr. Strobeck is our Executive Vice President and Chief Operating Officer, a position he has held since September 2015 and previously served as our Chief Business Officer from January 2014 to September 2015. Prior to his employment at Egalet, he was our adviser to from June 2012 to December 2013. From January 2012 to December 2013, Dr. Strobeck served as President and Chief Executive Officer and a director of Corridor Pharmaceuticals, Inc., which was acquired by AstraZeneca in 2014. From December 2010 to October 2011, Dr. Strobeck served as Chief Business Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From June 2010 to November 2010 and October 2011 to January 2012, Dr. Strobeck worked as a consultant. From January 2008 to May 2010, Dr. Strobeck served as Chief Business Officer of Trevena, Inc., a pharmaceutical company. Prior to joining Trevena, Dr. Strobeck held management roles at GlaxoSmithKline, SR One Limited and EuclidSR Partners, L.P. Dr. Strobeck currently serves on the Board of Directors of Horse Power For Life, a non‑profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2012. Dr. Strobeck received his B.S. in Biology from St. Lawrence University and his Ph.D. in Pharmacology from the University of Cincinnati, and completed his post‑doctoral fellowship at the University of Pennsylvania.

Jeffrey M. Dayno, M.D.  Dr. Dayno is our Chief Medical Officer, a position he has held since July 2014. From May 2014 to June 2014 Dr. Dayno served as our consultant. Prior to joining Egalet, Dr. Dayno served as vice president, global medical affairs, at ViroPharma Inc., a pharmaceutical company acquired by Shire Pharmaceuticals Group plc in early 2014, where he was a member of several senior research and development leadership teams and the portfolio management team, from August 2011 to April 2014. Prior to joining ViroPharma, Dr. Dayno held the position of chief medical officer at Labopharm, Inc., a Canadian biotechnology company, from May 2010 to July 2011, where he oversaw all of Labopharm’s research and development activities and gained valuable experience working in the area of abuse‑deterrent opioid product development. Before joining Labopharm, Dr. Dayno served as the vice president, medical services, at Cephalon Inc. from December 2005 to April 2010, where he directed Cephalon’s Phase 3B/4 clinical development programs. Dr. Dayno started his career in the pharmaceutical industry at Merck & Co., Inc. where he spent seven years in roles of increasing responsibility in the medical and scientific affairs division. Dr. Dayno was a board certified neurologist and completed fellowship training in stroke and cerebrovascular diseases at Henry Ford Hospital, which held the NIH Program Grant for both Stroke and Migraine/Headache Disorders. He spent ten years in academic/clinical medicine, during which time he served as the principal investigator on numerous clinical trials in the areas of stroke and migraine. In May 2014, Dr. Dayno was invited to serve on the Board of Visitors of Temple University School of Medicine, where he continues to be an active board member.

Karsten Lindhardt, Ph.D.  Dr. Lindhardt has served as our Senior Vice President, Research and Development since December 2013 and previously served as our Vice President, Research and Development from April 2011 to December 2013 and as our Senior Director of Portfolio Management and Alliance Manager from May 2010 to April 2011. From August 2008 to May 2010, Dr. Lindhardt served as the Director of Portfolio Management for our predecessor Egalet A/S, and as a Project Manager from March 2008 to August 2008. Before joining Egalet A/S, Dr. Lindhardt served in management positions for Curalogic A/S, Prosidion Ltd. and OSI Pharmaceuticals, and as a clinical pharmacologist for Ferring Pharmaceuticals and Novo Nordisk A/S. Dr. Lindhardt has earned a Diploma of Business Excellence at Columbia University, Copenhagen Business School. Dr. Lindhardt received a M.Sci. in Pharmaceutics and a Ph.D. in pharmaceutical development and pharmacology, each from the Royal Danish School of Pharmacy.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2015 and 2014 concerning compensation of our principal executive officer and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2015.

				Option	Stock	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)
Robert Radie	2015	475,000	215,000	—	—	67,290	757,290
President and Chief Executive Officer	2014	402,417	140,000	348,580	5,342,400	41,600	6,274,997
Mark Strobeck, Ph.D.	2015	328,000	153,200	627,162	—	48,376	1,156,738
Executive Vice President and Chief Operating Officer	2014	295,417	126,500	139,432	1,670,400	29,087	2,260,836
Jeffrey M. Dayno, M.D.(3)	2015	380,000	133,000	545,358	—	44,781	1,103,139
Chief Medical Officer

(1)

Amounts shown in this column do not reflect actual compensation received by the named executive officers. The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation—Stock Compensation (“ASC Topic 718”), and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in the calculation of these awards are included in Note 10, “Stock‑based Compensation” in the notes to Egalet’s consolidated financial statements included in our most recent Annual Report on Form 10‑K. The executive will only realize compensation to the extent the trading price of Egalet’s common stock is greater than the exercise price of such stock options.

(2)

Amounts shown in this column do not reflect actual compensation received by the named executive officers. The amounts reflect the grant date fair value of restricted stock units issued in accordance with the provisions of ASC Topic 718 and are based on the closing stock price of Egalet’s common stock on the date of grant and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Stock awards granted to the named executive officers during 2014 in connection with our initial public offering consisted of restricted stock units that vest on an accelerated schedule over a range of two to five years. See Note 10, “Stock‑based Compensation” in the notes to Egalet’s consolidated financial statements included in our most recent Annual Report on Form 10‑K for further information on restricted stock units.

(3)	Dr. Dayno was not a named executive officer in 2014.

Narrative to Summary Compensation Table

We have entered into employment agreements with Mr. Radie, our President and Chief Executive Officer, Dr. Strobeck, our Executive Vice President and Chief Operating Officer and Jeffrey M. Dayno, M.D., our Chief Medical Officer. We refer to these three executives as our named executive officers.

Employment Agreements

Employment Agreements with Mr. Radie, Dr. Strobeck and Dr. Dayno

The terms of employment for Mr. Radie, Dr. Strobeck and Dr. Dayno under their current employment agreements each began upon or after the consummation of our initial public offering (“IPO”). In each case, the term of employment will continue until the executive’s employment with us terminates for any reason. Each employment agreement sets forth the executive’s annual base salary and target bonus opportunity as well as the executive’s right to participant in our employee benefits plans, programs and arrangements. Mr. Radie’s current annual base salary is $531,000, Dr. Strobeck’s annual base salary is $387,000 and Dr. Dayno’s current annual base salary is $385,000, in each case subject to annual review and increase at the discretion of the Board. Mr. Radie has an annual target bonus opportunity equal to 50% of his annual base salary and Dr. Strobeck and Dr. Dayno each has an annual target bonus opportunity equal to 35% of their respective annual base salaries. The executives’ annual bonus opportunities will be subject to the terms and conditions of our Annual Incentive Bonus Plan. The executives must be employed by us on the payment date in order to be paid any such bonus except as otherwise described below in the section entitled “Potential Payments Upon a Termination or Change in Control.” Each employment agreement also provides for additional payments and benefits to be made in connection with the executive’s termination of employment, as described below in the section entitled “Potential Payments upon a Termination or Change in Control.” Each employment agreement provides that during the term of employment and for a period of 12 months thereafter (24 months if we terminate the executive’s employment without cause or the executive terminates his employment for good reason, in either case, within 24 months following a change in control), the executive will not compete with us or solicit our customers or employees. Each employment agreement also contains provisions requiring the executive to safeguard our confidential information and to assign to any intellectual property developed by the executive during his employment by us.

Outstanding Equity Awards at Fiscal Year‑End

The table below sets forth the number of securities underlying outstanding plan awards for each executive as of December 31, 2015.

	Number of	Number of				Number of	Market Value of
	Securities	Securities				Restricted Stock	Restricted Stock
	Underlying	Underlying	Option			Award Shares	Award Shares
	Options	Options	Exercise	Option	Option	Shares that	Shares that
	that are	that are	Price	Grant	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable(1)	($)	Date	Date	(#)	($)(2)
Robert Radie	25,000	75,000	$5.25	12/4/2014	12/4/2024	83,475	$ 919,896
Mark Strobeck, Ph.D.	10,000	30,000	$5.25	12/4/2014	12/4/2024	60,900	671,118
	—	115,000	$8.59	11/20/2015	11/20/2025
Jeffrey M. Dayno, M.D.	18,750	56,250	$11.50	8/6/2014	8/6/2024
	15,000	45,000	$5.25	12/4/2014	12/4/2024	14,733	162,358
	—	100,000	$8.59	11/20/2015	11/20/2025

(1)

Options granted prior to September 30, 2015 vest annually with respect to one‑fourth of the underlying shares on the first four anniversaries of the grant date. Options granted subsequent to September 30, 2015 vest on the annual anniversary of such date beginning with 25% on the first anniversary and monthly vesting of the remaining options thereafter until fully vested.

(2)	Market value is based upon the closing price of our common stock on December 31, 2015 of $11.02.

Potential Payments Upon a Termination or Change in Control

Under the terms of their employment agreements, Mr. Radie, Dr. Strobeck and Dr. Dayno are entitled to payments and benefits in connection with the termination of their employment with us under specified circumstances. Upon the termination of the executive’s employment for any reason, we will pay the executive or the executive’s estate, as applicable, the executive’s accrued but unpaid base salary and accrued but unused vacation time. If the executive’s employment is terminated due to death or disability, we will also pay the executive any bonus earned but not paid under the Annual Incentive Bonus Plan for the preceding fiscal year. In addition, if the executive’s employment is terminated by us without cause, but not due to the executive’s death or disability, or by the executive for good reason, then we will pay the executive any bonus earned but not paid under the Annual Incentive Bonus Plan for the preceding fiscal year and, subject to the executive’s execution of a general release of claims and his continued compliance with the restrictive covenants described above, we will continue to pay the executive his annual base salary for a period of 12 months (24 months if such termination occurs within 24 months following a change in control) and we will reimburse the executive for the costs of continued health coverage for himself and his eligible dependents under COBRA or a private health insurance policy, less the amount that, absent such termination, the executive would have been required to pay for such coverage under our health plan. Such payments will continue for 12 months (24 months if such termination occurs within 24 months following a change in control) or, if earlier, until the executive becomes eligible for coverage under another medical plan. The executive will also be entitled to any stock‑based compensation due to the executive pursuant to any written agreement with us, on the terms and conditions set forth therein.

The following table sets forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason in connection with a change in control. The table below reflects amounts payable to our named executive officers assuming their employment was terminated on December 31, 2015 and, if applicable, a change in control also occurred on such date:

	Upon Termination Without Cause or Resignation for
	Good Reason—No Change in Control
		Accelerated	Accelerated
	Cash	Stock	Options
Name	Payment	Vesting	Vesting	Other	Total
Robert Radie	$796,500	—	—	$30,266	$826,766
Mark Strobeck, Ph.D.	541,800	—	—	18,151	559,951
Jeffrey M. Dayno, M.D.	513,000	—	—	29,402	542,402

	Upon Termination Without Cause or Resignation for
	Good Reason—With Change in Control
		Accelerated	Accelerated
	Cash	Stock	Options
Name	Payment	Vesting	Vesting (1)	Other	Total
Robert Radie	$1,327,500	919,895	432,750	$60,531	$2,740,676
Mark Strobeck, Ph.D.	928,800	671,118	452,550	36,303	2,088,771
Jeffrey M. Dayno, M.D.	893,000	162,358	502,650	58,805	1,616,813

(1)

Assumes all outstanding options vest upon termination. Pursuant to our 2013 Stock‑Based Incentive Plan and the applicable award agreements, any vesting upon a change of control would be subject to the Board’s discretion.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE EGALET CORPORATION 2013 STOCK‑BASED INCENTIVE PLAN, AS AMENDED

Introduction

The Board unanimously approved, and recommends that our stockholders approve, an amendment to the Egalet Corporation 2013 Stock-Based Incentive Plan, as amended, which we refer to as the Stock Plan, to increase the number of shares available for grant under the Stock Plan by 2,600,000 shares. A copy of the amendment is attached to this Proxy Statement as Annex A-1. This amendment will become effective only upon its approval by our stockholders.

The purpose of the Stock Plan is to assist us and our subsidiaries and affiliates in attracting and retaining employees, non-employee directors and consultants by offering them a greater stake in our success and a closer identity with it, and to encourage ownership of our stock by such employees, non-employee directors and consultants.  The Stock Plan was first adopted by our Board of Directors on November 7, 2013 and was subsequently approved by our stockholders. Our stockholders also approved an amendment to the Stock Plan on June 9, 2014.

The maximum number of shares that may currently be issued under the Stock Plan is 3,680,000, of which 42,147 remain available for grant as of April 18, 2016 (including 265,000 options granted to our chief executive officer under the Stock Plan contingent upon stockholder approval of the Amendment). As of April 18, 2016 we had outstanding under all of our equity and equity-based plans (i) 2,173,533 stock options, with a weighted average exercise price of $8.99 and a weighted average remaining term of 9.10 years and (ii) 629,018 shares of restricted stock with a weighted average grant date fair value of $11.17 and weighted average term until vesting of 1.31 years (including 265,000 options granted to our chief executive officer under the Stock Plan contingent upon stockholder approval of the Amendment).  All of such options and shares of restricted stock have been granted under the Stock Plan.  As of April 18, 2016, there were 25,085,554 shares of our common stock outstanding and, in addition to the shares reserved for issuance under the Stock Plan, an additional 4,102,360 shares were reserved for issuance in connection with the potential exercise of our outstanding 5.50% convertible senior notes due April 1, 2020.

Of the option awards granted under the Stock Plan, awards consisting of options to purchase 303,219 shares of our common stock are currently vested. The Board has concluded that it is in our best interests, and in the best interests of our stockholders, to increase the number of shares available for grant under the Stock Plan by 2,600,000 shares. In making this recommendation, the Board considered various aspects of the Stock Plan, including the number of shares subject to outstanding awards, the number of shares that remain available for future awards under the Stock Plan, our historical pattern of granting equity awards, the cost of issuing additional shares, the impact of share dilution on existing stockholders, and the central role of equity compensation in our compensation programs. The Board believes that the proposed increase in the number of shares is necessary for retaining the flexibility to grant equity-based compensation at levels that are optimal for motivating and rewarding our employees for their contributions to our success and the growth in the value of our common stock.

The following summary of the Stock Plan sets for the principal features of the Stock Plan, as amended. This summary is entirely qualified by reference to the Stock Plan, a copy of which is attached to this Proxy Statement as Annex A-2. In the event of any contradiction or inconsistency between the summary and the terms of the Stock Plan, the terms of the Stock Plan will control.

Summary of the Stock Plan

We initially reserved an aggregate of 1,400,000 shares of our common stock for issuance pursuant to awards granted under the Stock Plan.  In connection with preparing for our initial public offering, the Board and our stockholders approved a 1.2 to 1 forward stock split of our common stock, thereby increasing the number of shares reserved for issuance to 1,680,000.  On June 9, 2014 our stockholders approved an amendment to the Stock Plan, which increased the total number of shares reserved for issuance by 2,000,000 to 3,680,000, in the aggregate.  As of April 18, 2016 there were 42,147 shares available for future awards under the Stock Plan, and, if our stockholders approve the proposed amendment, there will be 2,642,147 shares available for future awards under the Stock Plan (including 265,000 options granted to our chief executive officer under the Stock Plan contingent upon stockholder approval of the Amendment). The maximum number of shares of common stock that may be subject to awards granted to an individual participant during a single year is 1,840,000.

Eligibility.    All of our employees, non-employee directors and consultants, and the employees, non-employee directors and consultants of our subsidiaries and affiliates, are eligible to receive awards under the Stock Plan.

Administration.    The Stock Plan is administered by our Compensation Committee (the “Committee”). The Committee has the power to: (i) select the employees, consultants and non-employee directors who will receive awards pursuant to the Stock Plan; (ii) determine the type or types of awards to be granted to each participant; (iii) determine the number of shares of common stock to which an award will relate, the terms and conditions of any award granted under the Stock Plan, including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an award, based in each case on such considerations as the Committee shall determine, and all other matters to be determined in connection with an award; (iv) determine whether, to what extent, and under what circumstances an award may be canceled, forfeited, or surrendered; (v) determine whether, and to certify that, the performance goals to which the settlement of an award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Stock Plan; (vii) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Stock Plan; and (viii) construe and interpret the Stock Plan and make all other determinations as it may deem necessary or advisable for the administration of the Stock Plan.  The Committee also has the power to determine the effect, if any, of a change in control upon the Stock Plan and any outstanding awards.  The Committee may delegate some or all of its powers to any of our executive officers or any other person, other than its authority to grant awards to certain specified executives.

Types of Awards.    Awards that can be granted under the Stock Plan include common stock, deferred stock, restricted stock, restricted stock units, or RSUs, stock options and stock appreciation rights, or SARs.

Common Stock.    In a common stock award, a participant receives a grant of shares of our common stock that are not subject to any restrictions on transfer or other vesting conditions. Upon the grant date, the participant will have all of the customary rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends with respect to such shares.

Deferred Stock.    In a deferred stock award, we agree to deliver, subject to certain conditions, a fixed number of shares of common stock to the participant at the end of a specified deferral period or periods.  During such period or periods, the participant will have no rights as a stockholder with respect to any such shares. No dividends will be paid with respect to shares of deferred stock during the applicable deferral period, and the participant will have no future right to any dividend paid during such period.

Restricted Stock.    In a restricted stock award, a participant receives a grant of shares of common stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events.  During the restriction period, holders of restricted stock will have the right to vote the shares of restricted stock. No dividends will be paid with respect to shares of restricted stock during the applicable restriction period, and the participant shall have no future right to any dividend paid during such period.

Restricted Stock Units.    An RSU is a grant of the right to receive a payment in our common stock or cash, or in a combination thereof, equal to the fair market value of a share of our common stock on the expiration of the applicable restriction period or periods.  During such period or periods, the participant will have no rights as a stockholder with respect to any such shares.  No dividends will be paid with respect to shares underlying an RSU during the applicable restriction period, and the participant will have no future right to any dividend paid during such period.

Stock Options.    Stock options granted under the Stock Plan may be either incentive stock options or non-qualified stock options. The exercise price of an option shall be determined by the Committee, but must be at least 100% of the fair market value of our common stock on the date of the grant.  If the participant owns, directly or indirectly, shares constituting more than 10% of the total combined voting power of all classes of our stock, the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of common stock on the date the incentive stock option is granted.

Stock Appreciation Rights.    A grant of a SAR entitles the holder to receive, upon exercise of the SAR, the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR as determined by the Committee.  The grant price of a SAR may never be less than 100% of the fair market value of a share of common stock on the date of grant.

Performance Goals.    In the discretion of the Committee, any award may be granted subject to performance goals that must be met by the end of a period specified by the Committee, but that are substantially uncertain to be met before the grant of the award, and that must be based upon one or more of the following as they relate to us, our subsidiaries or affiliates, or any business unit or department thereof: (i) stock price, (ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on stockholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure, (xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios, (xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion (xxiv) economic value added or other value added measurements, (xxv) expenses targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products, (xxviii) implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials) or (xxix) partnering or similar transactions. The Committee may structure awards to qualify for the exemption for performance-based compensation to the limitations on the deductibility of compensation in excess of $1,000,000 paid to certain of our executive officers under Section 162(m) of the Code; however, the Committee retains the discretion to grant awards that are not fully deductible under Section 162(m) of the Code.  Performance goals with respect to awards that are not intended to constitute qualified performance-based compensation under Section 162(m) of the Code may be based on one or more of the preceding measures or any other measure that the Committee may determine in its sole discretion.  Performance goals may be measured absolutely or relative to an index or peer group.

Effect of a Change in Control.    Upon the occurrence of a change in control of the Company, the Committee may, in its discretion: (i) fully vest any or all awards; (ii) determine whether all applicable performance goals have been achieved and the applicable level of performance; (iii) cancel any outstanding awards in exchange for a cash payment of an amount, but not less than zero, equal to the difference between the then fair market value of the award less the exercise or base price of the award; (iv) after having given the participant a chance to exercise any vested outstanding options or SARs, terminate any or all of the participant's unexercised options or SARs; (v) where we are not the surviving corporation after a change in control, cause the surviving corporation to assume or replace all outstanding awards with comparable awards; or (vi) take such other action as the Committee shall determine appropriate.

Effects of Certain Corporate Transactions.    In the event of a stock dividend, recapitalization, forward or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other corporate transaction or event that affects our common stock, the Committee shall make equitable adjustments in (i) the number and kind of shares of common stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of common stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of common stock available under the Stock Plan, and (iv) the exercise or grant price relating to any award, or if deemed appropriate, the Committee may also make provision for a cash payment with respect to any outstanding award.

Actions Requiring Stockholder Approval.    Our Board of Directors must obtain stockholder approval in order to take any action that would (i) increase the number of shares subject to the Stock Plan, except for adjustments upon changes in capitalization; (ii) result in the repricing, replacement or repurchase of any option, SAR or other award; or (iii) be required to be submitted for stockholder approval under any federal or state law or regulation or NASDAQ listing rules.

Clawback.    Any award granted under the Stock Plan, including a common stock award, will be subject to mandatory repayment by the participant to us pursuant to the terms of any “clawback” or recoupment policy that is directly applicable to the Stock Plan and set forth in an award agreement or as required by law to be applicable to the participant.

Transfer Restrictions.    No award or other right or interest of a participant under the Stock Plan may be assigned or transferred for any reason during the participant's lifetime, other than to us or any of our subsidiaries or affiliates.  Notwithstanding the foregoing, the Committee may grant awards, other than incentive stock options, that are transferable by the participant during his or her lifetime, but only to the extent specifically provided in the agreement entered into with such participant.  No incentive stock option shall be transferable other than by will or the laws of descent and distribution.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Stock Plan.  The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE STOCK PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

Common Stock

Upon the grant of an award of our common stock, a participant will recognize ordinary income equal to the difference between the amount paid, if any, for the common stock and the fair market value of the common stock on the grant date, and subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  The participant’s tax basis in the shares of common stock will equal the fair market value of such shares on the grant date.  Upon sale of shares of common stock, the participant will recognize short-term or long-term capital gain or loss, depending on whether at the time of sale the shares have been held for more than one year following the grant date.  The gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Deferred Stock

A participant recognizes no taxable income and we are not entitled to a deduction when deferred stock is awarded.  When the deferral period for the Award ends and the participant receives shares of common stock, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  A participant’s tax basis in shares of common stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them.  Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Stock

Shares of restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes.  If a participant who receives shares of restricted stock does not make the election described below, the participant recognizes no taxable income upon the receipt of shares of restricted stock and we are not entitled to a deduction at such time.  When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse.  Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares.  By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse.  The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and we will be entitled to a corresponding compensation deduction at that time.  By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold.  The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time.  If, however, the shares are subsequently forfeited to us, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election.  To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with us, each within 30 days after a restricted stock award is granted, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the restricted stock award is granted.

Restricted Stock Unit

A participant will recognize no taxable income when RSUs are granted, and we are not entitled to a deduction upon such grant. When the award is settled and the participant receives shares of common stock, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received at the end of a restriction period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Non-Qualified Options

A participant recognizes no taxable income and we are not entitled to a deduction when a non-qualified option is granted.  Upon exercise of a non-qualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Under the Stock Plan, non-qualified options may, with the consent of the Committee, be exercised in whole or in part with shares of common stock or restricted stock held by the participant. Payment in common stock or restricted stock will be treated as a tax-free exchange of the shares of common stock surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in restricted stock, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options

A participant recognizes no taxable income, and we are not entitled to a deduction, when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and we will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option.  Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year.  If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year.  Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Stock Plan, incentive stock options may, with the consent of the Committee, be exercised in whole or in part with shares of common stock held by the participant.  Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant recognizes no taxable income and we are not entitled to a deduction when a SAR is granted.  Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received minus any amount paid for the stock, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.  Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year.  The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Section 162(m) Limitations on Compensation Deductions

Pursuant to Section 162(m) of the Code, a publicly-held corporation may be denied a deduction for compensation paid in any one taxable year in excess of $1.0 million to a “covered employee” unless the compensation properly qualifies as “performance-based compensation” subject to certain requirements.  A covered employee for this purpose is the chief executive officer of the corporation and each of the three other most highly compensated officers of the corporation (other than the chief financial officer), as reported to stockholders under the Securities Exchange Act of 1934.  If the Committee determines that it is necessary or advisable to ensure deduction under Section 162(m) of the Code, certain participants who may be covered employees will be granted awards that meet the applicable requirements for performance-based compensation such that compensation that is otherwise deductible under the Code will not be subject to limitation under Section 162(m) of the Code.

Withholding

We are entitled to deduct from the payment of any award (whether made in stock or in cash), or any other payment due to a participant under the Stock Plan, all applicable income and employment taxes required by federal, state, local or foreign law to be withheld in connection with any transaction involving an award.  Withholding in the form of shares of common stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Section 409A

Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years.  Any award that provides for the deferral of compensation, such as restricted stock units, that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code.  If the applicable requirements of Section 409A of the Code are not met with respect to an award, the value of the award (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received.  In addition, such violation will result in an additional tax to the participant of 20% of the value of the award plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.  Participants are urged to consult their tax advisors to determine if Code Section 409A has any impact on their awards.

Section 280G

If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code).  Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent us or any of our subsidiaries or affiliates, as applicable, from deducting such “excess parachute payment.”

New Plan Benefits

The benefits that will be awarded or paid under the Stock Plan are not currently determinable.  Awards granted under the Stock Plan are within the discretion of the Committee, and the Committee has not determined future Awards or who might receive them.

Equity Compensation Plan Information

Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price of	equity compensation
	of outstanding	outstanding options,	plans (excluding
	options, warrants	warrants and	securities reflected in
	and rights	rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,755,808	$ 8.93	454,452
Equity compensation plans not approved by security holders
Total	1,755,808	$ 8.93	454,452

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

Background

The Board of Directors has adopted, subject to stockholder approval, the Company’s 2016 Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The Employee Stock Purchase Plan permits full-time and part-time employees of the Company to acquire our common stock through regular payroll deductions of up to 15% of compensation. A copy of the Employee Stock Purchase Plan is attached to this Proxy Statement as Annex B.

The Employee Stock Purchase Plan provides for the quarterly purchase of our common stock exclusively through payroll deductions at a purchase price equal to 85% of the lower of the market price at the close of the first day or the last day of the semi-annual offering period. Subject to stockholder approval, 750,000 shares have been reserved for issuance under the Employee Stock Purchase Plan.

Description of the Employee Stock Purchase Plan

The essential features of the Employee Stock Purchase Plan are outlined below.

Eligibility. Except as described below, after 90 days of service to the Company, all full-time and part-time employees of the Company, any domestic subsidiary and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the Employee Stock Purchase Plan. A part-time employee is one who is not full-time, but who works at least 20 hours a week and at least five months out of the year. Any employee who owns or would be deemed to own 5% or more of the voting power or value of all classes of stock of the Company, taking into account the shares that the employee otherwise could purchase in the quarterly offering in question, is ineligible to participate in the Employee Stock Purchase Plan.

Plan Offerings and Purchase of Shares. The Employee Stock Purchase Plan provides for a series of quarterly offerings (“Offerings”), with a new Offering commencing on each of January 1 and July 1 of each year and ending on June 30 and December 31, respectively. The first Offering commenced January 1, 2016, subject to stockholder approval. On the first day of each Offering (the “Offering Commencement Date”), each eligible employee will automatically be granted an option to purchase shares of our common stock to be automatically exercised on the last day of the Offering (the "Offering Termination Date"). No option shall permit an employee's right to purchase shares under the Employee Stock Purchase Plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Commencement Date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the Employee Stock Purchase Plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the Employee Stock Purchase Plan only through payroll deductions of not more than 15% of an employee's base salary compensation. On the Offering Termination Date, the amounts withheld will be applied to purchase shares for the employee from the Company. The purchase price will be 85% of the lesser of the closing market price of the Common Stock on the Offering Commencement Date (or if it is not a business date, on the nearest subsequent business date) or on the Offering Termination Date (or if it is not a business date, on the nearest prior business date).

An employee may terminate participation in the Employee Stock Purchase Plan by written notice to the Company at least 10 days before the Offering Termination Date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees. An employee may reinstate participation in the Employee Stock Purchase Plan, but only after the first Offering Termination Date following termination. The rights of employees under the Employee Stock Purchase Plan are not transferable.

Administration. The Employee Stock Purchase Plan is administered by the Board of Directors, which may delegate administration to the Compensation Committee. The Board of Directors may promulgate rules and regulations for the operation of the Employee Stock Purchase Plan, adopt forms for use in connection with the Employee Stock Purchase Plan, decide any question of interpretation of the Employee Stock Purchase Plan or rights arising thereunder and generally supervise the administration of the Employee Stock Purchase Plan. The Company will pay all expenses of the Employee Stock Purchase Plan other than commissions on sales or transfers of shares for employees' accounts by the custodian.

Custodian. An independent custodian maintains the records under the Employee Stock Purchase Plan. Shares purchased by employees under the Employee Stock Purchase Plan are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

Amendments and Termination. The Board of Directors may amend the Employee Stock Purchase Plan, except that without the approval of the stockholders of the Company, the Employee Stock Purchase Plan may not be amended to increase the number of reserved shares or decrease the purchase price of shares. The Board of Directors may terminate the Employee Stock Purchase Plan at any time, except that termination will not affect outstanding options.

Tax Consequences

The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, employees will not be taxed at either the Offering Commencement Date or the Offering Termination Date on income or gain with respect to shares purchased under the Employee Stock Purchase Plan.

If an employee disposes of shares purchased under the Employee Stock Purchase Plan within twelve months after the Offering Commencement Date, the employee will be required to report the excess of the fair market value of the shares on the Offering Termination Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Offering Termination Date and the sale proceeds will be capital gain or loss. In the event of a disposition within twelve months after the Offering Commencement Date, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount the employee is required to report as ordinary compensation income. Under the Code, the Company is required to track the disposition of all shares acquired under the Employee Stock Purchase Plan and to provide an information statement to the employee upon disposition of the shares.

If a current or former employee disposes of shares purchased under the Employee Stock Purchase Plan more than two years after the Offering Commencement Date, or in the event of the employee's death at any time while holding the shares, the employee or the employee's estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition or death over the purchase price of the shares, or (2) 15 percent of the fair market value of the shares on the Offering Commencement Date. In the case of such a disposition or death, the Company will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 18, 2016 by: (i) each director and nominee for director; (ii) each Named Executive Officer; (iii) all of our executive officers and directors as a group; and (iv) all stockholders known us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5%+ Beneficial Owners
FMR, LLC(6)	3,758,921	15%
Atlas Venture Fund VII, L.P.(4)	2,562,034	10.2%
Danish Biotech SPV I P/S(2)	2,500,354	10%
Franklin Resources, Inc.(15)	2,304,600	9.2%
Federated Investors, Inc.(7)	2,053,453	8.2%
Sunstone Life Science Ventures Fund II K/S(5)	2,014,692	8%
Broadfin Capital, LLC(9)	1,807,244	7.2%
Index Venture Associates III Limited (3)	1,596,258	6.4%
Egalet A/S(8)	1,292,307	5.2%
Non-Employee Directors
Jean-François Formela, M.D.(4)	2,562,034	10.2%
Gregory Weaver(10)	11,512	*
Timothy P. Walbert(11)	11,236	*
Nicholas C. Nicolaides, Ph.D.	7,500	*
John E. Osborn	7,500	*
Executive Officers
Robert Radie(12)(16)	304,900	1.12%
Stan Musial(12)(17)	108,420	*
Mark Strobeck, Ph.D.(12)(18)	107,980	*
Jeffrey M. Dayno, M.D.(12)(19)	54,642	*
Karsten Lindhardt, Ph.D.(12)(13)	149,629	*
All executive officers and directors as a group (10 persons)(14)	3,325,353	13.2%

*Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of April 18, 2016. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own. Applicable percentages are based on 25,085,554 shares outstanding on April 18, 2016, adjusted as required by rules promulgated by the SEC.

(2)

The shares reported as beneficially owned by Danish Biotech SPV I P/S (“Danish Biotech”) herein are based solely on the Schedule 13G/A filed with the SEC on February 10, 2016 by Omega Fund IV, L.P.. The address of Danish Biotech is c/o IPES (Guernsey) Limited, 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY 1 2HL, Channel Islands, United Kingdom.

(3)

Shares beneficially owned are based solely on the Schedule 13G filed with the SEC on February 11, 2016 by Index Ventures III (Delaware) L.P. ("Index Delaware"). The address for Index Delaware is No. 1 Seaton Place, St. Helier, Jersey, Channel Islands, JE4 8YJ.

(4)

Shares beneficially owned are based solely on the Schedule 13G/A filed with the SEC on February 12, 2016 by Atlas Venture Fund VII, L.P. (“Atlas VII”). As of the close of business on December 31, 2015, Atlas VII was the record holder of 2,152,222 shares of the Company’s common stock (the "Atlas Direct Shares"). In addition, Atlas VII owned a 21.84% ownership interest in Egalet A/S which is the holder of shares of the common stock of the Company resulting in the ownership by Atlas VII in an additional 409,812 shares of the Company (the “Atlas Indirect Shares” and together with the Atlas Direct Shares, the “Atlas Shares”).  Atlas Venture Associates VII, L.P. (“AVA VII LP”) is the sole general partner of Atlas VII.  Atlas Venture Associates VII, Inc. (“AVA VII Inc.”) is the sole general partner of AVA VII LP.  Peter Barrett, Bruce Booth, Jeff Fagnan and Jean-Francois Formela, one of our directors, is each a director of AVA VII Inc. (the “Atlas Directors”).  No person other than the respective owner referred to herein of the Atlas Shares is known to have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such Atlas Shares.  Each of Atlas VII, AVA VII LP, AVA VII Inc. and the Atlas Directors disclaim beneficial ownership of the Atlas Shares except for such shares, if any, such person holds of record.  The address for Atlas VII is 25 First Street, Suite 303, Cambridge, MA 02141.

(5)

Shares beneficially owned are based solely on the Schedule 13G filed with the SEC on February 21, 2014 by Sunstone Life Science Ventures Fund II K/S (the “Fund”). The address for the Fund is Lautrupsgade 7, 5, DK‑2100, Copenhagen O, Denmark.

(6)	Shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC (“FMR”). The address of FMR is 245 Summer Street, Boston, MA 02210.
(7)

Shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC on February 11, 2016 by Federated Investors, Inc. (“Federated”).. The address of Federated is Federated Investors Tower, Pittsburgh, PA 15222.

(8)

[Shares beneficially owned by Egalet A/S are based solely on the Schedule 13Gs filed with the SEC on February 12, 2016 by Omega Fund IV, L.P. and February 12, 2016 by Atlas VII. The address for Egalet A/S is Lejrvej 37‑41, Kr Vaerlose, DK‑3500, Vaerlose, Denmark.]

(9)

Shares beneficially owned is based solely on the Schedule 13G filed with the SEC on February 11, 2016 by Broadfin Capital, LLC (“Broadfin”).  The address of Broadfin is 300 Park Avenue, 25th Floor, New York, New York 10022.

(10)	Represents shares issuable pursuant to stock options exercisable within 60 days of April 18, 2016.
(11)	Includes 11,236 shares issuable pursuant to stock options exercisable within 60 days of April 18, 2016.
(12)	Includes restricted shares beneficially owned by the holder.
(13)

Dr. Lindhardt beneficially owns approximately 0.02% of the equity securities of Egalet A/S, and therefore the total includes 429 of the shares beneficially owned by Egalet A/S as shown in the table.  Also includes 10,000 shares issuable purusnat to stock options exercisable within 60 days of April 18, 2016.

(14)

Includes 126,348 shares issuable pursuant to stock options exercisable within 60 days of April 18, 2016 held of record by our directors and officers and 2,562,034 shares held of record by entities affiliated with certain of our directors.

(15)

Shares beneficially owned is based solely on the Schedule 13G filed on February 4, 2016 by Franklin Resources, Inc. (“Franklin”).  The address of Franklin is One Franklin Parkway, Building 920, San Mateo, California 94403.

(16)	Includes 25,000 shares issuable pursuant to stock options exercisable within 60 days of April 18, 2016.
(17)	Includes 10,000 shares issuable pursuant to stock options exercisable within 60 days of April 18, 2016.
(18)	Includes 10,000 shares issuable pursuant to stock options exercisable within 60 days of April 18, 2016.
(19)	Includes 33,750 shares issuable pursuant to stock options exercisable within 60 days of April 18, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on our records and other information and with the exception of a late Form 4 filed by Deanne F. Melloy, our former Chief Commercial Officer on January 15, 2015 with respect to a transaction which occurred on January 2, 2015, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s common stock complied with all Section 16(a) filing requirements applicable to them during 2015 on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2015

Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price of	equity compensation
	of outstanding	outstanding options,	plans (excluding
	options, warrants	warrants and	securities reflected in
	and rights	rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,755,808	$ 8.93	454,452
Equity compensation plans not approved by security holders
Total	1,755,808	$ 8.93	454,452

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We were incorporated in Delaware in August 2013 and prior to our IPO had nominal assets and no operations. Prior to our IPO, Egalet UK, formed in July 2010, owned all of our assets and operations and acquired them in July 2010 from Egalet A/S, which was founded under the laws of Denmark. Egalet A/S is one of our stockholders. In connection with our IPO, in November 2013, all of the issued and outstanding ordinary and preferred shares of Egalet UK were exchanged for an identical number of shares of our common stock and preferred stock in the Share Exchange, which resulted in Egalet UK becoming our wholly owned subsidiary.

There are no related party transactions for the fiscal year ended 2015 which exceed $120,000, and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest.

Our Audit Committee is responsible for the review, approval and ratification of related person transactions between us and any related person.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As described in our current report on Form 8-K filed with the SEC on June 19, 2015, on June 15, 2015, the audit committee of our board of directors (the “Audit Committee”), which has the responsibility to engage and dismiss our principal accounting firm under Rule 10A-3(b)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Audit Committee’s charter, unanimously approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm.

Grant Thornton served as our independent registered public accounting firm for the years ended December 31, 2013 and 2014. Except as disclosed below, the audit reports of Grant Thornton on our financial statements as of and for the years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In its report on our consolidated financial statements for the year ended December 31, 2014, Grant Thornton included an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern.

Except as disclosed below, during our fiscal years ended December 31, 2013 and 2014 and in the subsequent period through June 15, 2015, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to the subject matter of the disagreements in connection with its audit report, nor were there any “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Exchange Act.  The only “reportable event”, which is in response to Item 304(a)(1)(v), related to our consolidated financial statements as of and for the year ended December 31, 2013, in which we and Grant Thornton identified control deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses in our internal control over financial reporting. The material weaknesses identified was that we did not have sufficient financial reporting and accounting staff with appropriate training in U.S. GAAP and SEC rules and regulations with respect to financial reporting and a lack of segregation of duties. In management’s opinion, the material weaknesses identified above was remediated as of December 31, 2014.

Effective June 15, 2015, the Audit Committee unanimously approved to engage Ernst & Young LLP (“Ernst & Young LLP”) to serve as the our independent registered accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2015.

During the fiscal years ended December 31, 2013 and 2014 and through June 15, 2015, the date of the engagement of Ernst & Young, neither we nor any person on its behalf has consulted with Ernst & Young with respect to either (i) the 8application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2014 and 2015 by Ernst & Young LLP, our independent registered public accounting firm, and Grant Thornton, our former independent registered public accounting firm.

	Fiscal	Fiscal
	Year Ended	Year Ended
	2015	2014
Audit fees	$698,561	$316,555
Audit‑related fees	34,155	—
Tax fees	44,025	27,475
All other fees	—	—
Total fees	$776,741	$ 344,030

Audit fees:  Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit fees includes $225,000 fees billed by Ernst & Young and $551,741 fees billed by Grant Thornton.

Audit‑related fees:  Audited‑related fees consist of technical consultations related to complex accounting matters billed by Grant Thornton.

Tax fees:  Tax fees consist of fees for tax services, including tax compliance, and related expenses billed by Grant Thornton.

As our Audit Committee was formed in connection with our IPO in February 2014, the fees described above prior to February 2014 were not pre‑approved by the Audit Committee, and were instead approved by the Board. Since the formation of our Audit Committee and in the future, all such fees have been and are expected to be pre‑approved by the Audit Committee.

Pre‑approval Policies and Procedures

The Audit Committee pre‑approves audit and non‑audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee pre‑approves specified services in the defined categories of audit services, audit‑related services and tax services up to specified amounts. Pre‑approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case‑by‑case basis before the independent auditor is engaged to provide each service. The pre‑approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

If Ernst & Young LLP renders services other than audit services to us, the Audit Committee will determine whether the rendering of these services is compatible with maintaining the Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Egalet stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087 or contact Investor Relations at 610-833-4200. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stan Musial
Executive Vice President, Chief Financial Officer and Secretary
April 25, 2016

A copy of our Annual Report to the Securities and Exchange Commission on Form 10‑K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Secretary, Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087.

ANNEX A-1

AMENDMENT No. 2

TO THE EGALET corporation

2013 stock-based incentive compensation Plan

AMENDMENT NO. 2 TO THE EGALET CORPORATION 2013 STOCK-BASED INCENTIVE COMPENSATION PLAN, as amended, made as of March 4, 2016 (this “Amendment”).

Pursuant to Section 14 of the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, as amended (the “Plan”),  the Plan is hereby amended as follows:

1.Effective upon the approval of the Company’s stockholders at the Company’s Annual Meeting of Stockholders on June 15, 2016, Section 5.1 and 5.2 of the Plan are hereby amended and restated to read as follows:

“5.1.Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 6,280,000.

5.2.Subject to adjustment as provided in Section 13, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 6,280,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant shall not exceed 1,840,000 during any calendar year.”

Except as specifically provided in and modified by this Amendment, all of the terms and conditions of the Plan are hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, as amended, to be executed by its duly authorized officers this 4th day of March, 2016.

EGALET CORPORATION

By:	__________________________________________
Name
Title:

ANNEX A-2

EGALET CORPORATION
2013 STOCK-BASED

INCENTIVE COMPENSATION PLAN
(as amended and restated effective September 30, 2015)

1.                                      Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.

2.                                      Definitions

As used herein, the following definitions shall apply:

2.1.                            “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2.                            “Award” means a grant of Common Stock, Deferred Stock, Restricted Stock, Restricted Stock Units, Options or SARs under the Plan.

2.3.                            “Award Agreement” means the written agreement, instrument or document evidencing an Award, including any such item in an electronic medium.

2.4.                            “Board” means the Board of Directors of the Company.

2.5.                            “Change in Control” means, after the Effective Date (and not including the public offering of the Company, which shall not be treated as a Change in Control for purposes of the Plan), any of the following events:

(a)                                 a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)                                 during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(a), Section 2.5(c) or Section 2.5(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(c)                                  the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)                                 the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

(e)                                  Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

2.6.                            “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.  A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.7.                            “Committee” means the committee designated by the Board to administer the Plan under Section 4.  The Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director, an Outside Director and an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Equity Rules.

2.8.                            “Common Stock” means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 13.

2.9.                            “Company” means Egalet Corporation, a Delaware corporation, or any successor corporation.

2.10.                     “Consultant” means an individual who renders services to the Company, a Subsidiary or an Affiliate as a consultant, advisor or independent contractor.

2.11.                     “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 7 will be deferred.

2.12.                     “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 7.

2.13.                     “Effective Date” has the meaning set forth in Section 25.

2.14.                     “Employee” means an individual, including an officer or director, who is employed by the Company, a Subsidiary or an Affiliate.

2.15.                     “Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law.  Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

2.16.                     “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

2.17.                     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.18.                     “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.19.                     “Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option in the applicable Award Agreement.

2.20.                     “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 6 of the Plan.

2.21.                     “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

2.22.                     “Participant” means any Employee, Consultant or Non-Employee Director who receives an Award.

2.23.                     “Performance Cycle” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any Affiliate or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.24.                     “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) and that, in the case of Qualified Performance-Based Awards, must be based upon any one or more of the following as they relate to the Company, its Subsidiaries or Affiliates (or any business unit or department thereof): (i) stock price, (ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on shareholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure, (xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios, (xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion of the company, our subsidiaries or affiliates (or any business unit or department thereof) (xxiv) economic value added or other value added measurements, (xxv) expenses targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products, (xxviii) implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials) or (xxix) partnering or similar transactions, in all cases, whether measured absolutely or relative to an index or peer group.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.  Performance Goals with respect to Awards that are not intended to be Qualified Performance-Based Awards may be based on one or more of the preceding measures or any other measure that the Committee may determine in its sole discretion.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.25.                     “Plan” means the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan herein set forth, as amended and/or restated from time to time.

2.26.                     “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

2.27.                     “Restricted Stock” means Common Stock awarded by the Committee under Section 8 of the Plan.

2.28.                     “Restricted Stock Unit” means the right to a payment in Common Stock or in cash, or in a combination thereof, awarded by the Committee under Section 9 of the Plan.

2.29.  “Restriction Period” means the period during which Restricted Stock awarded under Section 8 of the Plan and Restricted Stock Units awarded under Section 9 of the Plan are subject to forfeiture.

2.30.                     “SAR” means a stock appreciation right awarded by the Committee under Section 11 of the Plan.

2.31.                     “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.32.                     “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.                                      Eligibility

Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

4.                                      Administration and Implementation of Plan

4.1.                            The Plan shall be administered by the Committee.  Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, their Employees, Consultants and directors, Participants, persons claiming rights from or through Participants and stockholders of the Company.  No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee with respect to the Plan or any Awards granted hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.2.                            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Consultants and Non-Employee Directors who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3.                            The Committee’s powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards.  Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) determine whether all applicable Performance Goals have been achieved and the applicable level of performance, (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iv) after having given the Participant a reasonable chance to exercise any vested outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs, (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (vi) take such other action as the Committee shall determine to be appropriate.

4.4.                            The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any minimum vesting period.  All Awards shall be evidenced by an Award Agreement.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

4.5.                            To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the 1934 Act, (ii) “covered employees” within the meaning of Section 162(m) of the Code or (iii) officers or other Employees who are delegated authority by the Committee pursuant to this Section.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  The Committee may at any time rescind the authority delegated to any person pursuant to this Section.  Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.

5.                                      Shares of Stock Subject to the Plan

5.1.                            Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 3,680,000.

5.2.                            Subject to adjustment as provided in Section 13, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 3,680,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant shall not exceed 1,840,000 during any calendar year.

5.3.                            If any shares subject to an Award are forfeited or such Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.  SARs or Restricted Stock Units to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR or Restricted Stock Unit.  If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Plan.

5.4.                            Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

6.                                      Common Stock

An Award of Common Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are not subject to forfeiture except as set forth in Section 21.  Upon the Award of

Common Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant, designating the Participant as the registered owner.  The Participant shall have all of the customary rights of a stockholder with respect to the Award of Common Stock, including the right to vote shares of the Common Stock and receive dividends with respect to the Common Stock.

7.                                      Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods.  Such an Award shall be subject to the following terms and conditions:

7.1.                            Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement.  Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

7.2.                            During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividend paid during the Deferral Period.

7.3.                            The Deferral Period may consist of one or more installments.  Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof, the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.  Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Deferral Period with respect to Deferred Stock granted to a Participant other than a Non-Employee Director shall commence on the date of grant and end no earlier than four years following the date of grant; provided that the Deferral Period may end for up to one-quarter of the shares of Deferred Stock on each anniversary of the date of grant; further provided that the Deferral Period for Deferred Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

8.                                      Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events.  Such an Award shall be subject to the following terms and conditions:

8.1.                            Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner.  The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period.  In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

8.2.                            During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock.  During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend paid during the Restriction Period.

8.3.                            Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.4.                            Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Restriction Period with respect to Restricted Stock granted to a Participant other than a Non-Employee Director shall commence on the date of grant and end no earlier than four years following the date of grant; provided that the Restriction Period may end for up to one-quarter of the shares of Restricted Stock on each anniversary of the date of grant; further provided that the Restriction Period for Restricted Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

9.                                      Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of the right to receive a payment in Common Stock or in cash, or in a combination thereof, that is equal to the Fair Market Value of a share of Common Stock as of the date of vesting or payment, as set forth in the applicable Award Agreement, which right is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

9.1.                            Any amount payable upon the end of the Restriction Period with respect to a Restricted Stock Unit shall be paid by the Company in shares of Common Stock, in cash or in a combination of shares of Common Stock and cash, as determined by the Committee in its sole discretion or as set forth in the Award Agreement.

9.2.                            Provided that the Restricted Stock Units have not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of Restricted Stock Units specified thereunder, and shares of Common Stock or cash with a value equal to the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

9.3.                            Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Restriction Period with respect to Restricted Stock Units granted to a Participant other than a Non-Employee Director shall commence on the date of grant and end no earlier than four years following the date of grant; provided that the Restriction Period may end for up to one-quarter of the Restricted Stock Units on each anniversary of the date of grant; further provided that the Restriction Period for Restricted Stock Units that vest based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

10.                               Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price.  Options may be either Incentive Stock Options or Non-Qualified Stock Options.  The grant of Options shall be subject to the following terms and conditions:

10.1.                     Option Price:  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

10.2.                     Term of Options:  The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

10.3.                     Incentive Stock Options:  Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded.  In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by Section 422(b) of the Code.  Incentive Stock Options may not be granted to Employees of Affiliates or to Consultants or Non-Employee Directors.

10.4.                     Payment of Option Price:  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise.  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised.  In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.  An Option may be exercised only for a whole number of shares of Common Stock.

10.5.                     Minimum Vesting Period for Options:  Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for an Option granted to a participant other than a Non-Employee Director shall be four years from the date of grant; provided that an Option may vest and become exercisable for up to one-quarter of the shares of Common Stock underlying the Option on the first anniversary of the date of grant and for up to 1/48 of the Shares of Common Stock underlying the Option each month thereafter; further provided that an Option that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the Option at any time on or after the first anniversary of the date of grant. Notwithstanding the foregoing, a Participant who is subject to Section 16 of the 1934 Act may direct the Company to withhold Shares otherwise to be delivered upon the exercise of an Award in order to pay the exercise price due on such Award.

11.                               Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.  The grant of SARs shall be subject to the following terms and conditions:

11.1.                     The term of a SAR shall in no event be greater than ten years.

11.2.                     The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

11.3.                     Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for a SAR granted to a Participant other than a Non-Employee Director shall be four years from the date of grant; provided that a SAR may vest and become exercisable for up to one-quarter of the shares of Common Stock underlying the SAR on each anniversary of the date of grant; further provided that a SAR that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the SAR at any time on or after the first anniversary of the date of grant.

11.4.                     The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR.

12.                               Qualified Performance-Based Awards.

To the extent the Committee determines, in its sole discretion, that it is necessary or advisable in order to comply with the deductibility limitations of Section 162(m) of the Code applicable to Qualified Performance-Based Awards, the following rules shall apply:

12.1.                     Only an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards.  The Committee shall designate in its sole discretion which covered employees will be Participants for a Performance Cycle within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle.

12.2.                     The Committee shall establish in writing within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain, (A) Performance Goals for the Performance Cycle, and (B) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

12.3.                     Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the Performance Cycle based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 12.2.  The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Cycle, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award.  In no event shall the Committee have the authority to increase Award amounts to any covered employee under a Qualified Performance-Based Award.

12.4.                     A Qualified Performance-Based Award granted, vesting or becoming exercisable with respect to a Performance Cycle shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) as soon as practicable following completion of the certification described in Section 12.3 but in no event later than December 31 of the year following the year in which the applicable Performance Cycle ends.

13.                               Adjustments upon Changes in Capitalization

13.1.                     In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award.  Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event.  It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; and it is provided, further, that no adjustment shall be made under this Section that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

13.2.                     In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 13.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.  Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the intended status of the Award as “performance-based compensation” under Section 162(m) of the Code.

14.                               Termination and Amendment

14.1.                     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action results in the repricing, replacement or repurchase of any Option, SAR or other Award, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, in each case, except as provided in Section 13.1; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.

14.2.                     The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the intended status of an Award as “performance-based compensation” under Section 162(m) of the Code.

15.                               No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, Consultant or Non-Employee Director any right to be retained in the employ or service of the Company, any Subsidiary or Affiliate.  For purposes of the Plan, transfer of employment or service between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment or service.

16.                               Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  Withholding of taxes in the form of shares of Common Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.  Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such Award.

17.                               Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.  The Committee may attach to such transferability feature such terms and conditions as it deems advisable.  In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

18.                               No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

19.                               Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20.                               Securities Law Requirements

20.1.                     No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise.  In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

20.2.                     The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder.  The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

21.                               Recoupment

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement or (ii) required by law to be applicable to the Participant.

22.                               Termination

Unless the Plan previously shall have been terminated by action of the Board, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

23.                               Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan.  The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

24.                               Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

25.                               Effective Date

The Plan shall be effective as of the date approved by the Company’s shareholders.

ANNEX B

EGALET CORPORATION
EMPLOYEE  STOCK  PURCHASE PLAN

SECTION 1. Purpose Of The Plan.

The Egalet Corporation Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees (as defined below) the opportunity to increase their proprietary interest in Egalet Corporation (the “Company”) by conveniently purchasing shares of the Company’s common stock, par value $0.001 per share (the “Stock”).  The Plan is composed of two components: a 423 Component and a Non-423 Component.  The 423 Component is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, the provisions of the 423 Component will be construed in a manner consistent with the requirements of Section 423 of the Code.  The Plan also authorizes participation in the Plan under the Non-423 Component under terms that do not meet the requirements of Section 423 of the Code.  The Company shall be permitted to grant rights to purchase Stock under separate offerings not having identical terms (provided that such terms are not inconsistent with the terms of the Plan and, with respect to an offering under the 423 Component, the requirements of Section 423 of the Code), and offerings may run concurrently (in whole or in part) with each other.  Each offering under the Non-423 Component shall be separate and distinct from (and shall not be included in or be part of) any offering under the 423 Component, and each offering to a Participating Company shall be treated as an offering that is separate from any other offering made to another Participating Company, in each case, even if such offerings are running concurrently (in whole or in part) and/or have common terms and conditions.

SECTION 2. Definitions.
(a) “423 Component” means the portion of the Plan under which the right to purchase Stock may be granted in a manner that is intended to satisfy the requirements of Section 423 of the Code.
(b) “Affiliate” means any branch or representative office or other disregarded entity of the Company or a Subsidiary, as determined by the Committee, whether now or hereafter existing.
(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall have the meaning set forth in the Company’s most recently adopted stock-based incentive plan, as in effect from time to time; provided, that until the Egalet Corporation 2013 Stock-Based Incentive Plan is replaced with a successor plan that includes a definition of Change in Control, Change in Control shall mean an event described in Sections 2.5(a) through 2.5(d) of the Egalet Corporation 2013 Stock-Based Incentive Plan.

(e) “Committee” means the duly constituted committee appointed by the Board to administer the Plan, as described in Section 3.  If no such committee is appointed, the Compensation Committee of the Board shall be the Committee.

(f) “Compensation” means all of an Eligible Employee’s base salary or wages.  “Compensation” shall exclude (i) overtime, commissions, bonuses and special incentive payments, (ii) equity compensation and income attributable to equity-based awards (including, without limitation, amounts realized from the exercise of any stock option and any dividends paid with respect to equity awards), (iii) all non-cash items, (iv) pre-tax contributions made by the Participant under Sections 401(k) or 125 of the Code or under any similar arrangements available under laws outside the United States and (v) allowances and other miscellaneous payments, including, without limitation, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, and benefits received under employee benefit plans.  The Committee shall determine whether a particular item not listed in this Section 2(f) is included in Compensation.

(g) “Effective Date” means January 1, 2016.

(h) “Eligible Employee” means any individual who is an Employee of a Participating Company and who does not own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary, including, for purposes of this provision, through application of the rules of Section 424(d) of the Code.  The foregoing notwithstanding, an individual who is a citizen or resident of a jurisdiction other than the United States (even if he or she is also a citizen of the United States or a resident alien) shall not be considered an Eligible Employee if, as determined in the sole discretion of the Committee, (i) his or her participation in the Plan is prohibited by the laws or regulations of any country which has jurisdiction over him or her or (ii) compliance with the laws and regulations of the foreign country that has jurisdiction over him or her would cause the Plan or an offering under the 423 Component to violate Section 423 of the Code.

(i) “Employee” means an individual who is a common-law employee of a Participating Company and, if such employee is employed in the United States, whose earnings are reported on a Form W-2.  For the avoidance of doubt, the term “Employee” shall not include any consultant, independent contractor or non-employee director of a Participating Company.

(j) “Fair Market Value”  means, on any given date (i) if the Stock is listed on any established U.S. stock exchange or a U.S. national market system, the closing sales price for such Stock (or, if no closing sales price was reported on that date, as applicable, on the last preceding trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if (i) does not apply, then if the Stock is regularly quoted by a recognized U.S. securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last preceding trading date such bids and asks were reported); or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine in accordance with Section 423 of the Code.

(k) “Non-423 Component” means the portion of the Plan under which the right to purchase Stock may be granted in a manner that is not intended to satisfy the requirements of Section 423 of the Code.
(l) “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).
(m) “Parent” has the meaning given to such term under U.S. Treasury Regulation 1.424-1(f). As used in this Plan, “Parent” shall mean a Parent of the Company.
(n) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(o) “Participating 423 Company” means any of the following that is designated by the Committee as participating in the 423 Component:  (i) the Company, (ii) any present or future Parent or (iii) any present or future Subsidiary.

(p) “Participating Company” means each Participating 423 Company and Participating Non-423 Company.

(q) “Participating Non-423 Company” means any of the following that is designated by the Committee as participating in the Non-423 Component:  (i) the Company, (ii) any present or future Parent, (iii) any present or future Subsidiary or (iv) any present or future Affiliate.  Unless determined otherwise by the Committee, only entities incorporated or formed outside of the United States shall be Participating Non-423 Companies.

(r) “Plan Account” means the account established for each Participant pursuant to Section 8(a).
(s) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(t) “Subsidiary” means a subsidiary corporation of the Company as that term is defined in section 424(f) of the Code. As used in this Plan, “Subsidiary” shall mean a Subsidiary of the Company.
SECTION 3. Administration Of The Plan.

(a) General.  The Plan shall be administered by the Committee. To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee.

(b) Committee Authorities.  The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan (including without limitation a determination as to whether a Change in Control has occurred, whether to designate the Company, a Parent or Subsidiary as a Participating 423 Company or as a Participating Non-423 Company and whether to establish separate offerings).  All such actions, interpretations and determinations which are done or made by the Committee shall be final, conclusive and binding on the Company, the Participating Companies, the Participants and all other parties and shall not subject the Committee (or its members) to any liability.

SECTION 4. Enrollment And Participation.

(a) Offering Periods.  Initially, two Offering Periods shall commence in each calendar year, provided, that the Board, in its discretion, may determine that a different number of Offering Periods shall commence in each calendar year.  Initially, the Offering Periods shall be the periods commencing on January 1 and ending on June 30 and commencing on July 1 and ending on December 31.

(b) Enrollment.  Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee.  The enrollment form shall be filed with the Company or its designee according to procedures established by the Committee.

(c) Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan (according to the elections made on the Participant’s most recently-filed enrollment form) until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her contributions were discontinued under Section 5(c) or Section 9(b).  A Participant who discontinued his or her contributions under Section 5(c) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 4(b).  A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the next Offering Period in which such Participant’s participation would not be limited by Section 9(b), if he or she then is an Eligible Employee.

SECTION 5. Employee Contributions.

(a) Frequency of Employee Contributions.  A Participant may make contributions to the Plan for purchasing shares of Stock by means of payroll deductions (unless payroll deductions are not permitted under applicable laws or regulations or unless the Company determines that another means of making employee contributions is necessary or appropriate for legal or administrative reasons).

(b) Amount of Employee Contributions.  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to contribute to the Plan with respect to the applicable Offering Period.  Such portion shall be a whole percentage of the Eligible Employee’s Compensation, on an after-tax basis, but not less than 1% nor more than 10% of the Eligible Employee’s Compensation with respect to the applicable Offering Period.  A Participant may not change the rate of his or her contributions during an Offering Period unless the Participant seeks (i) to discontinue contributions under Subsection (c) or (ii) to withdraw from the Plan under Section 6(a), and, in either such case, the Company will cease contributions on behalf of the Participant as soon as reasonably practicable (which shall not be until the payroll period following receipt of the applicable form or later).

(c) Discontinuing Employee Contributions.  A Participant may discontinue contributions by filing a new enrollment form.  Any contributions made from payroll shall cease as soon as reasonably practicable (which shall not be until the payroll period following receipt or later).  A Participant who has discontinued employee contributions may not resume such contributions until the next Offering Period.  If a Participant discontinues contributions, previously made contributions shall remain in the Participant’s Plan Account (and will be used to purchase shares) unless and until the Participant withdraws from the Plan in accordance with the provisions of Section 6.

SECTION 6. Withdrawal From The Plan.

(a) Withdrawal.  A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company or its designee at any time before the last day of an Offering Period.  As soon as reasonably practicable thereafter, contributions shall cease and all employee contributions made by the Participant for the current Offering Period shall be refunded to the Participant in cash, without interest.  No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b).  Re-enrollment shall be effective only at the commencement of an Offering Period.

SECTION 7. Change In Employment Status.

(a) Termination of Employment.  Termination of employment with a Participating Company, or otherwise ceasing to be an Eligible Employee, for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a), unless, with respect to an offering under the Non-423 Component, otherwise required by applicable laws or regulations.  A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b) Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by a Participating Company in writing or if such leave of absence is protected under applicable laws or regulations.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death.  In the event of the Participant’s death, any amounts then held in the Participant’s Plan Account and any shares of Stock then held in the Participant’s name by the Company or the broker designated by the Company shall be paid or transferred to the Participant’s estate or as otherwise required by applicable laws of descent and distribution, or as may be otherwise provided pursuant to Section 8(e).

SECTION 8. Plan Accounts And Purchase Of Shares.

(a) Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is contributed to the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the general assets of the Company or any Parent or Subsidiary and applied to general corporate purposes, unless otherwise required by applicable law or regulation.  Unless required by applicable law or regulation, no interest will be paid or credited with respect to any amounts held in a Participant’s Plan Account.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lesser of:
(i) 85% of the Fair Market Value of such share on the last day of such Offering Period; or

(ii) 85% of the Fair Market Value of such share on the first day of such Offering Period.

The Committee may round the Purchase Price up (but not down) to a whole cent, and in no event shall the Purchase Price be less than the par value of the shares of Stock being purchased.

(c) Number of Shares Purchased.  As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has withdrawn from the Plan under Section 6(a) or Section 7.  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased with the funds in the Participant’s Plan Account.  The foregoing notwithstanding, no Participant shall purchase more than 1,500 shares of Stock (subject to adjustment pursuant to Section 14(b)) with respect to any Offering Period (or, if the Board determines that a different number of Offering Periods shall commence in each calendar year in accordance with Section 4(a), a proportionate number of shares of Stock (subject to adjustment pursuant to Section 14(b)) with respect to any Offering Period) nor more than the amounts of Stock set forth in Sections 9(b) and 14(a).  The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share (with the Purchase Price for such fractional share to be carried over to the next Offering Period as provided in Section 8(f)) or (ii) credited as a fractional share.  To the extent permitted by law, the Committee may adjust the individual share limit set forth in this Section 8(c) from time to time without shareholder approval, provided that any such change shall not apply until the Offering Period commencing after such change is made.

(d) Available Shares Insufficient.  In the event that the aggregate number of shares of Stock that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares of Stock remaining available for issuance under Section 14(a), then the number of shares of Stock each Participant shall purchase shall be determined by multiplying the number of shares of Stock available for issuance by a fraction, the numerator of which is the number of shares of Stock that such Participant has elected to purchase and the denominator of which is the number of shares of Stock that all Participants have elected to purchase.

(e) Issuance of Shares.  Shares of Stock shall be issued either in book entry form or in certificates.  Certificates, if any, representing the shares of Stock purchased by a Participant under the Plan shall be issued to the Participant, or book entry in the Participant’s name shall be made, as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such certificates shall be held for each Participant’s benefit by a broker designated by the Committee.  Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property or in such other manner of taking title as may be permitted under applicable law or regulation.

(f) Transfer of Shares.  A Participant may elect to transfer any number of shares of Stock  previously purchased under the Plan by providing notification and transfer instructions to Company or the broker designated by the Company, in accordance with procedures established under the Plan.  As soon as administratively practicable following receipt of a Participant’s election to transfer shares of Stock, the Company or the designated broker shall cause a transfer of the shares or a certificate representing the number of shares to be transferred to be delivered to the Participant or a broker designated by the Participant.

(g) Unused Cash Balances.  Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b) or Section 14(a) or otherwise shall be refunded to the Participant in cash, without interest, promptly after the end of the applicable Offering Period.

SECTION 9. Limitations On Stock Ownership.

(a) Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such

Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary.  For purposes of this Subsection (a), the following rules shall apply:

(i) the attribution rules of Section 424(d) of the Code shall be applied in determining ownership of Stock;
(ii) each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this Plan or any other plan or arrangement; and

(iii) each Participant shall be deemed to have the right to purchase under this Plan with respect to each Offering Period 1,500 shares of Stock (as adjusted pursuant to Section 8(c)), subject to adjustment pursuant to Section 14(b).

(b) Dollar Limit.  Any other provision of the Plan notwithstanding, consistent with Treasury Regulation 1.423-2(i), no Participant shall purchase Stock under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time the option is granted) for each calendar year in which any option granted to the Participant is outstanding at any time.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased.  Employee stock purchase plans not described in Section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued, and shall resume (in accordance with the Participant’s most recently-filed enrollment form) at the beginning of the earliest Offering Period in which this Section 9(b) would not prohibit such participation, provided that he or she then is an Eligible Employee.

SECTION 10. Rights Not Transferable.

The rights of any Participant under the Plan, or the interest in any Stock or moneys to which any Participant may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any manner other than by beneficiary designation or the laws of descent and distribution.  If a Participant attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by this Section 10, such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. No Rights As An Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause, to the fullest extent permitted by applicable laws or regulations.

SECTION 12. No Rights As A Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13. Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the U.S. Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, all state securities laws and regulations, any applicable non-U.S. securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities are then traded.

SECTION 14. Stock Offered Under The Plan.

(a) Authorized Shares.  The aggregate number of shares of Stock available for purchase under the Plan as of the Effective Date shall be 750,000, subject to adjustment as provided in this Section 14.  Shares of Stock issued under the Plan may be shares already outstanding or newly issued or treasury shares.

(b) Changes in Capitalization.  In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock or extraordinary cash dividend or other distribution, combination of shares, merger, amalgamation, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Committee shall make such adjustments to the aggregate number of shares of Stock offered under the Plan, the maximum annual increase number in clause (x) of Section 14(a), the share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase under the Plan as may be necessary to prevent the dilution or enlargement of Participants’ rights.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, amalgamation, consolidation or other reorganization or corporate transaction of any kind or type.

(c) Change in Control.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the Plan shall terminate and shares shall be purchased pursuant to Section 8 as if the Offering Period during which such Change in Control occurs was scheduled to end on the day immediately preceding such Change in Control, unless the Plan is expressly assumed by the surviving corporation, the buyer or an affiliate of the foregoing.  In addition, in anticipation of a Change in Control, the Committee may take any action under the Plan as it deems necessary or appropriate, including, without limitation, terminating the Plan and preventing Participants from continuing or increasing their contributions to the Plan.

SECTION 15. WITHHOLDING

To the extent any payments or distributions under the Plan are determined by any Participating Company to be subject to U.S. Federal, state or local taxes, or the taxes of a jurisdiction other than the United States, the Participating Company is authorized (but not obligated) to withhold any required taxes.  The Participating Company may satisfy any withholding obligation by (i) withholding shares of Stock purchased under the Plan; (ii) withholding from the proceeds from the sale of shares of Stock purchased under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company; (iii) deducting cash from a Participant’s Plan Account; (iv) deducting cash from a Participant’s other cash compensation payable to him or her by any Participating Company or (v) any other method deemed appropriate by the Participating Company, in each case, as approved by the Committee.  A Participant’s election to participate in the Plan authorizes any Participating Company to take any of the actions described in the preceding sentence.

SECTION 16. GOVERNING LAW

To the extent that U.S. Federal laws do not otherwise control, the validity and construction of the Plan shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

SECTION 17. NON-423 COMPONENT AND Sub-Plans

The Board and/or the Committee may adopt procedures and sub-plans to this Plan that are necessary or appropriate to permit or facilitate participation in the Plan by Eligible Employees who are employed or located in a jurisdiction other than the United States or to generally operate the Plan in jurisdictions outside the United States (provided that such would not result in (i) the Plan failing to be eligible to qualify under Section 423 of the Code or (ii) any offering under the 423 Component not complying with Section 423 of the Code).  Without limiting the generality of, but consistent with, the foregoing, the Board and/or the Committee are expressly authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, excluding Employees in certain countries under the Non-423 Component (even if employed by a Participating Company), handling and making of employee contributions under the Plan, satisfying payroll taxes, determining beneficiaries, withholding procedures and issuances of Stock, any of which may vary from time to time and between jurisdictions, as determined by the Board and/or the Committee.

SECTION 18. Tax Qualification.

The 423 Component is intended to be exempt from the application of Section 409A of the Code under Section 1.409A-1(b)(5)(ii) of the U.S. Treasury Regulations.  Purchases of stock by Participants who are U.S. taxpayers participating in the Non-423 Component are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent.  Subject to the provisions of this Section 18, Participants who are U.S. taxpayers participating in the Non-423 Component shall be subject to such terms and conditions as shall permit his or her participation in the Plan to satisfy the requirements of the short-term deferral exception to Section 409A of the Code, including the requirement that the shares subject to the right to purchase Stock under the Plan be delivered within the short-term deferral period.  The foregoing notwithstanding, neither the Company nor any Parent or Subsidiary shall have any liability to a Participant or any other person if the right to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee, the Board, the Company or any Parent or Subsidiary in relation thereto.  Although the Company may endeavor to (i) qualify the 423 Component or Non-423 Component for special tax treatment under the laws and regulations of the United States or of a jurisdiction other than the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, any other provision of the Plan notwithstanding, including this Section 18.  The Company and each Parent and Subsidiary shall be unconstrained in their corporate activities without regard to any potentially negative tax impact on any one or more Participants.

SECTION 19. SEVERABILITY.

If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

SECTION 20. Amendment AND TERMINATION.

The Board shall have the right to amend, suspend or terminate the Plan, and to shorten an Offering Period (and refund Participant contributions in the event of any such shortening, suspension or termination) at any time and without notice.  Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company.  In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by applicable law, rule or regulation, including, without limitation, Section 423 of the Code.